 As filed with the Securities and Exchange Commission on November 17, 1999

                                                 Registration No. 333-89737
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                                  BUY.COM INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                ----------------

            Delaware                           5734                          33-0816584
 (State or Other Jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
 Incorporation or Organization)       Classification Number)            Identification No.)

                                  21 Brookline
                         Aliso Viejo, California 92656
                                 (949) 425-5200
               (Address, Including Zip Code and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                ----------------
                               Gregory J. Hawkins
                            Chief Executive Officer
                                  BUY.COM INC.
                                  21 Brookline
                         Aliso Viejo, California 92656
                                 (949) 425-5200
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

             Bruce R. Hallett, Esq.                           Larry W. Sonsini, Esq.
            Ellen S. Bancroft, Esq.                           Steven L. Berson, Esq.
        Brobeck, Phleger & Harrison LLP                      Michael S. Russell, Esq.
              38 Technology Drive                           Thomas M. Dono, Jr., Esq.
            Irvine, California 92618                     Wilson Sonsini Goodrich & Rosati
                 (949) 790-6300                              Professional Corporation
                                                                650 Page Mill Road
                                                           Palo Alto, California 94304
                                                                  (650) 493-9300

                                ----------------
        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                                ----------------
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
          Title of Each Class of            Proposed Maximum Aggregate
        Securities to be Registered             Offering Price(1)      Amount of Registration Fee(2)
- ----------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value............         $150,000,000               $41,700
====================================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(2) Previously paid by the Registrant in connection with the filing of the Registration Statement on October 27, 1999.
                                ----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC and NASD registration fees. All of the expenses below will be paid by us.

   Item
   ----
   SEC Registration fee................................................ $41,700
   NASD filing fee.....................................................  15,500
   Nasdaq National Market listing fee..................................  90,000
   Blue sky fees and expenses..........................................   5,000
   Printing and engraving expenses.....................................       *
   Legal fees and expenses.............................................       *
   Accounting fees and expenses........................................       *
   Transfer Agent and Registrar fees...................................       *
   Miscellaneous.......................................................       *
                                                                        -------
       Total........................................................... $
                                                                        =======

  --------
   * To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

   Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our bylaws (Exhibit 3.4 to this registration statement) provide that we will indemnify our directors and officers to the fullest extent permitted by law and require us to advance litigation expenses upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

   Our certificate of incorporation (Exhibit 3.2 to this registration statement) provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

   In addition, our certificate of incorporation provides that we shall indemnify our directors and officers if such persons acted (1) in good faith,
(2) in a manner reasonably believed to be in or not opposed to our best interests, and (3) with respect to any criminal action or proceeding, with reasonable cause to believe such conduct was lawful. The certificate of incorporation also provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The certificate of incorporation further provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. We intend to obtain directors' and officers' liability insurance in connection with this offering.

   In addition, we have entered or, concurrently with this offering, will enter, into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements will, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of BUY.COM or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

   The purchase agreement (Exhibit 1.1 to this registration statement) provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

   The following is a summary of our transactions since our formation in June 1997, involving sales of our securities that were not registered under the Securities Act of 1933, as amended:

   (1) In June 1997, BuyComp, LLC issued 9,000,000 units to Scott and Audrey Blum for $50,000.

   (2) In August 1998, we sold 130,129,725 shares of common stock and 4,870,275 shares of Series A convertible participating preferred stock to The Scott A. Blum Separate Property Trust u/t/d 8/2/95 in exchange for 9,000,000 units of BuyComp, LLC.

   (3) In August 1998, we sold an aggregate of 14,610,855 shares of Series A convertible participating preferred stock to SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund L.P. for $1.03 per share.

   (4) In December 1998, a wholly-owned subsidiary of BUY.COM, BUY.COM ENTERTAINMENT, Inc., acquired SpeedServe, Inc. in a stock-for-stock transaction. As consideration for all 10,000 outstanding shares of SpeedServe, Inc., we issued 8,847,315 shares of our common stock to the shareholders of SpeedServe, Inc.

   (5) In March 1999, we issued 180,000 shares of our common stock, valued at $2.39 per share, to the Benson York Group, Inc. in exchange for certain domain names.

   (6) In March 1999, we issued an aggregate of 260,894 shares of common stock to Ingram Entertainment Inc., SOFTBANK Technology Advisors Fund L.P. and SOFTBANK Technology Ventures IV, L.P. for $2.39 per share.

   (7) In April 1999, we issued an aggregate of 40,110 shares of common stock to Ingram Entertainment Inc., SOFTBANK Technology Advisors Fund L.P. and SOFTBANK Technology Ventures IV, L.P. for $2.12 per share.

   (8) In April 1999, we issued 25,094 shares of common stock to Harrison Uhl in exchange for a domain name.

   (9) In June 1999, we issued an aggregate of 206,670 shares of common stock to Ingram Entertainment Inc., SOFTBANK Technology Advisors Fund L.P. and SOFTBANK Technology Ventures IV, L.P. for $5.71 per share.

   (10) In July 1999, we issued a warrant to purchase 2,000,000 shares of common stock to United Airlines, Inc. for $10.00 per share. We also issued
another warrant for            shares of common stock at an exercise price of
$                (determined by IPO price).

   (11) In August 1999, we issued 65,000 shares of common stock to Raj Patel in exchange for a domain name.

   (12) In October 1999, we sold an aggregate of 15,877,249 shares of our Series B convertible participating preferred stock to SOFTBANK Capital Partners L.P., SOFTBANK Capital Advisors Fund L.P., SOFTBANK Technology Ventures IV L.P., SOFTBANK Technology Advisors Fund L.P., SOFTBANK Technology Ventures V, L.P., ePartners and Vivendi for $5.67 per share.

   (13) In October 1999, we issued a warrant to purchase 1,000,000 shares of common stock for $5.67 per share.

   (14) In October 1999, we acquired BuyGolf.com, Inc. in a stock for stock transaction. As consideration for all of the outstanding capital stock of BuyGolf.com, we issued 4,142,927 shares of our common stock to the stockholders of BuyGolf.com.

   (15) In October 1999, we issued 1,800,000 shares of common stock to the PGA TOUR, Inc. in exchange for a sponsorship agreement with them.

   (16) Between July 1, 1997 and June 19, 1998, our predecessor entity, BuyComp, LLC granted 12,187,500 options to employees, non-employee directors and consultants to purchase units of BuyComp LLC at an exercise price of $0.14 per unit. All options were assumed under our 1998 Stock Option/Stock Issuance Plan and currently represent options to purchase an aggregate of shares of our common stock of BUY.COM.

   (17) Between September 1, 1998 and September 14, 1998, we granted options to purchase 1,837,500 shares of our common stock at an exercise price of $1.03 per share to certain employees and consultants. Between October 6, 1998 and March 10, 1999, we granted options to purchase 19,251,105 shares of common stock at an exercise price of $2.39 per share to employees, non-employee directors and consultants. On November 23, 1998 and December 15, 1998 we granted options to purchase an aggregate of 37,500 shares of common stock at an exercise price of $2.50 per share to a consultant. From April 1, 1999 to April 29, 1999, we granted options to purchase 237,000 shares of common stock at an exercise price of $4.24 per share to certain employees and a consultant. On June 29, 1999, we granted options to purchase 1,101,000 shares of common stock at an exercise price of $5.71 per share to employees and consultants. On August 1, 1999, we granted options to purchase 619,020 shares of common stock at an exercise price of $5.71 per share to employees and consultants. Between September 2, 1999 and October 11, 1999, we granted options to purchase 5,051,194 shares of common stock at an exercise price per share of $5.71 to employees and consultants.

   (18) Between January 1, 1999 and July 31, 1999, we issued and sold 45,787,500 shares of common stock upon the exercise of stock options for aggregate consideration of $20,350.

   The sale and issuance of securities in the above transactions were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) or Rule 701 thereof, or Regulation D, as transactions by an issuer not involving a public offering. Appropriate legends are affixed to the stock certificates issued in such transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. All recipients either received adequate information about BUY.COM or had access, through employment or other relationships, to such information.

Item 16. Exhibits and Financial Statement Schedules

   The following Exhibits are attached hereto and incorporated herein by reference.

 Exhibit Number Description
 -------------- -----------
  1.1*          Form of Purchase Agreement.

  2.1**         Agreement and Plan of Merger and Reorganization dated October
                26, 1998 by and among BUY.COM, Speedserve.com Inc., Ingram
                Entertainment Inc., David C. Mason and Michael G. Mason.

  2.2**         Agreement and Plan of Merger and Reorganization dated October
                25, 1999 by and among BUY.COM INC., BGLF Acquisition
                Corporation, BuyGolf.com, Inc. and all of the stockholders listed therein.

  3.1**         Amended and Restated Certificate of Incorporation of BUY.COM.

  3.2*          Proposed Amended and Restated Certificate of Incorporation of
                BUY.COM.

  3.3**         Bylaws of BUY.COM INC.

  3.4*          Proposed Bylaws of BUY.COM.

  4.1*          See Exhibit 3.1, 3.2, 3.3 and 3.4 for provisions of the
                BUY.COM's Certificate of Incorporation and Bylaws defining the rights of holders of BUY.COM's common stock.

  4.2*          Specimen common stock certificates.

  5.1*          Opinion of Brobeck, Phleger and Harrison LLP.

  9.1           Voting Trust Agreement dated June 7, 1999 by and between Scott
                Blum, The Scott A. Blum Separate Property Trust, BUY.COM and certain of BUY.COM's outside directors.

  9.2           Amended and Restated Voting Trust Agreement dated October 26,
                1999 by and between Scott Blum, The Scott A. Blum Separate
                Property Trust, BUY.COM and certain of BUY.COM's outside directors.

 10.1**         Third Amended and Restated Investors' Rights Agreement dated
                September 2, 1999 by and among BUY.COM and the parties named therein.

 10.2** Voting Agreement dated December 3, 1998 by and among BUY.COM and the Stockholders named therein.

 10.3+          Supply Agreement dated December 3, 1998 by and between Ingram
                Entertainment Inc. and BUY.COM's wholly-owned subsidiary.

 10.4+ Order Fulfillment Agreement dated February 1, 1999 by and between BUY.COM and i.FILL, a division of Valley Media, Inc.

 10.5+ Merchandising and Supply Agreement dated April 19, 1999 by and between BUY.COM and Nashville Computer Liquidators, L.P.

 10.6+          Master Service Agreement dated October 1, 1998 by and between
                BUY.COM and SOFTBANK Services Group.

 10.7+ Resale Agreement dated March 10, 1999 by and between BUY.COM and Ingram Micro, Inc.; Amendment dated August 11, 1999.

 10.8*          Employment Agreement dated March 1, 1999 by and between BUY.COM and Gregory Hawkins; Amendment No. 1 to the Employment
                Agreement dated July   , 1999.

 Exhibit Number Description
 -------------- -----------
 10.9**         1998 Stock Option/Stock Issuance Plan.

 10.12*         1999 Stock Incentive Plan.

 10.13*         1999 Employee Stock Purchase Plan.

 10.14** Deed of Trust dated December 23, 1998 by and between BUY.COM and the Bank of Yorba Linda for the property located at 21
                Brookline, Aliso Viejo, California 92656.

 10.15** Loan Agreement and related documents dated December 23, 1998 by and between BUY.COM and the Bank of Yorba Linda.

 10.16**        Industrial Lease dated May 12, 1999 by and between BUY.COM and
                The Scott A. Blum Separate Property Trust u/d/t 8/2/95.

 10.17**        Summit Lease dated June 1999 by and between BUY.COM and
                AEW/Parker II, LLC.

 10.18**        Operating Agreement of BUYTRAVEL.COM LLC dated July 19, 1999.

 10.19** Marketing and Services Agreement dated July 19, 1999 by and between BUY.COM and United Air Lines, Inc.

 10.20** Common Stock Purchase Warrant dated July 19, 1999 by and between BUY.COM and United Air Lines, Inc.

 10.21** Credit Agreement dated July 20, 1999 by and between BUY.COM and certain commercial lending institutions and The Bank of Nova
                Scotia.

 10.22**        Promissory Note dated July 20, 1999 by and between BUY.COM and
                The Bank of Nova Scotia.

 10.23** Common Stock Purchase Warrant dated July 20, 1999 by and between BUY.COM and The Bank of Nova Scotia.

 10.24 Series A Convertible Participating Preferred Stock Agreement dated August 18, 1998 by and between BUY.COM and certain investors.

 10.25**        Promissory Note dated May 26, 1999 by and between BUY.COM and
                The Scott A. Blum Separate Property Trust u/d/t 8/2/95.

 10.26**        Agreement dated May 26, 1999 by and between BUY.COM and The
                Scott A. Blum Separate Property Trust u/d/t 8/2/95, Waiver of
                Certain Rights, dated August 5, 1999.

 10.27**        Form of Option Agreement pursuant to 1998 Stock Option/Stock
                Issuance Plan.

 10.28**        Non-Competition Agreement dated December 3, 1998 by and between
                BUY.COM, BUY.COM's wholly-owned subsidiary, Ingram
                Entertainment, Inc. and David Ingram.

 10.29**        Promissory Note dated August 16, 1999 by and between the Scott
                A. Blum Separate Property Trust u/d/t 8/2/95.

 10.30**        Series B Convertible Participating Preferred Stock Purchase
                Agreement dated September 2, 1999 by and between BUY.COM and certain investors.

 10.31** Common Stock Purchase Warrant dated October 8, 1999 by and between BUY.COM and Harpeth Holdings Inc.

 10.32**        Non-Competition Agreement dated October 25, 1999 by and between
                BUY.COM INC., BuyGolf.com, Inc. and Bradford W. Allen.

 Exhibit Number Description
 -------------- -----------

 10.33+         Letter of Intent dated September 2, 1999 by and between BUY.COM
                INC. and SOFTBANK America, Inc.

 10.34 Common Stock Issuance Agreement dated October 22, 1999 by and between BUY.COM INC. and PGA TOUR, Inc.

 10.35* Sponsorship Letter Agreement dated October 22, 1999 by and between BUY.COM INC. and PGA TOUR, Inc.

 21.1           Subsidiaries of BUY.COM.

 23.1*          Consent of Brobeck, Phleger & Harrison LLP (Included in Exhibit
                5.1 hereto).

 23.2**         Consent of Arthur Andersen LLP.

 24.1           Power of Attorney (Included on signature pages hereto).

 27.1**         Financial Data Schedule.

- --------
*  To be filed by amendment.

** Previously filed by the Registrant with the Commission.

+ Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

   (b) Financial Statement Schedules

   Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

   The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Purchase Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of BUY.COM pursuant to the foregoing provisions, or otherwise, BUY.COM has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by BUY.COM of expenses incurred or paid by a director, officer or controlling person of BUY.COM in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, BUY.COM will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by BUY.COM pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, BUY.COM has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on the 17th day of November, 1999.

                                          BUY.COM INC.

                                              /s/ Gregory J. Hawkins
                                          By:   _______________________________
                                              Gregory J. Hawkins,
                                              Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Gregory J. Hawkins and Mitch C. Hill, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

             Signature                            Title                      Date
             ---------                            -----                      ----

 /s/ Gregory J. Hawkins             Chief Executive Officer and        November 17, 1999
 _________________________________   Director (principal executive
 Gregory J. Hawkins                  officer)

 /s/ Mitch C. Hill                  Chief Financial Officer            November 16, 1999
 _________________________________   (principal financial officer)
 Mitch C. Hill

 /s/ William L. Burnham             Director                           November 16, 1999
 _________________________________
 William L. Burnham

 /s/ David B. Ingram                Director                           November 16, 1999
 _________________________________
 David B. Ingram

 /s/ Donald M. Kendall              Director                           November 16, 1999
 _________________________________
 Donald M. Kendall

 /s/ Charles W. Richion             Director                           November 16, 1999
 _________________________________
 Charles W. Richion

 /s/ James B. Roszak                Director                           November 16, 1999
 _________________________________
 James B. Roszak

             Signature                            Title                      Date
             ---------                            -----                      ----

 /s/ Edward S. Russell              Director                           November 16, 1999
 _________________________________
 Edward S. Russell

 /s/ John Sculley                   Director                           November 16, 1999
 _________________________________
 John Sculley

 /s/ Wayne T. Thorson               Director                           November 16, 1999
 _________________________________
 Wayne T. Thorson


                                 EXHIBIT INDEX


 Exhibit Number Description
 -------------- -----------
  1.1*          Form of Purchase Agreement.

  2.1**         Agreement and Plan of Merger and Reorganization dated October
                26, 1998 by and among BUY.COM, Speedserve.com Inc., Ingram
                Entertainment Inc., David C. Mason and Michael G. Mason.

  2.2**         Agreement and Plan of Merger and Reorganization dated October
                25, 1999 by and among BUY.COM INC., BGLF Acquisition
                Corporation, BuyGolf.com, Inc. and all of the stockholders listed therein.

  3.1**         Amended and Restated Certificate of Incorporation of BUY.COM.

  3.2*          Proposed Amended and Restated Certificate of Incorporation of
                BUY.COM.

  3.3**         Bylaws of BUY.COM INC.

  3.4*          Proposed Bylaws of BUY.COM.

  4.1*          See Exhibit 3.1, 3.2, 3.3 and 3.4 for provisions of the
                BUY.COM's Certificate of Incorporation and Bylaws defining the rights of holders of BUY.COM's common stock.

  4.2*          Specimen common stock certificates.

  5.1*          Opinion of Brobeck, Phleger and Harrison LLP.

  9.1           Voting Trust Agreement dated June 7, 1999 by and between Scott
                Blum, The Scott A. Blum Separate Property Trust, BUY.COM and certain of BUY.COM's outside directors.

  9.2           Amended and Restated Voting Trust Agreement dated October   ,
                1999 by and between Scott Blum, The Scott A. Blum Separate
                Property Trust, BUY.COM and certain of BUY.COM's outside
                directors.

 10.1**         Third Amended and Restated Investors' Rights Agreement dated
                September 2, 1999 by and among BUY.COM and the parties named therein.

 10.2** Voting Agreement dated December 3, 1998 by and among BUY.COM and the Stockholders named therein.

 10.3+          Supply Agreement dated December 3, 1998 by and between Ingram
                Entertainment Inc. and BUY.COM's wholly-owned subsidiary.

 10.4+ Order Fulfillment Agreement dated February 1, 1999 by and between BUY.COM and i.FILL, a division of Valley Media, Inc.

 10.5+ Merchandising and Supply Agreement dated April 19, 1999 by and between BUY.COM and Nashville Computer Liquidators, L.P.

 10.6+          Master Service Agreement dated October 1, 1998 by and between
                BUY.COM and SOFTBANK Services Group.

 10.7+ Resale Agreement dated March 10, 1999 by and between BUY.COM and Ingram Micro, Inc.; Amendment dated August 11, 1999.


 Exhibit Number Description
 -------------- -----------
 10.8*          Employment Agreement dated March 1, 1999 by and between BUY.COM and Gregory Hawkins; Amendment No. 1 to the Employment
                Agreement dated July   , 1999.

 10.9**         1998 Stock Option/Stock Issuance Plan.
 10.12*         Deed of Trust dated December 23, 1998 by and between BUY.COM and the Bank of Yorba Linda for the property located at 21
                Brookline, Aliso Viejo, California 92656.

 10.13* Loan Agreement and related documents dated December 23, 1998 by and between BUY.COM and the Bank of Yorba Linda.

 10.14**        Industrial Lease dated May 12, 1999 by and between BUY.COM and
                The Scott A. Blum Separate Property Trust u/d/t 8/2/95.

 10.15**        Summit Lease dated June 1999 by and between BUY.COM and
                AEW/Parker II, LLC.

 10.16**        Operating Agreement of BUYTRAVEL.COM LLC dated July 19, 1999.

 10.17** Marketing and Services Agreement dated July 19, 1999 by and between BUY.COM and United Air Lines, Inc.

 10.18** Common Stock Purchase Warrant dated July 19, 1999 by and between BUY.COM and United Air Lines, Inc.

 10.19** Credit Agreement dated July 20, 1999 by and between BUY.COM and certain commercial lending institutions and The Bank of Nova
                Scotia.

 10.20**        Promissory Note dated July 20, 1999 by and between BUY.COM and
                The Bank of Nova Scotia.

 10.21** Common Stock Purchase Warrant dated July 20, 1999 by and between BUY.COM and The Bank of Nova Scotia.

 10.22** Series A Convertible Participating Preferred Stock Agreement dated August 14, 1998 by and between BUY.COM and certain investors.

 10.23**        Promissory Note dated May 26, 1999 by and between BUY.COM and
                The Scott A. Blum Separate Property Trust u/d/t 8/2/95.

 10.24          Agreement dated May 26, 1999 by and between BUY.COM and The
                Scott A. Blum Separate Property Trust u/d/t 8/2/95, Waiver of
                Certain Rights, dated August 5, 1999.

 10.25**        Form of Option Agreement pursuant to 1998 Stock Option/Stock
                Issuance Plan.

 10.26**        Non-Competition Agreement dated December 3, 1998 by and between
                BUY.COM, BUY.COM's wholly-owned subsidiary, Ingram
                Entertainment, Inc. and David Ingram.

 10.27**        Promissory Note dated August 16, 1999 by and between the Scott
                A. Blum Separate Property Trust u/d/t 8/2/95.

 10.28**        Series B Convertible Participating Preferred Stock Purchase
                Agreement dated September 2, 1999 by and between BUY.COM and certain investors.

 10.29** Common Stock Purchase Warrant dated October 8, 1999 by and between BUY.COM and Harpeth Holdings Inc.

 10.30**        Non-Competition Agreement dated October 25, 1999 by and between
                BUY.COM INC., BuyGolf.com, Inc. and Bradford W. Allen.


 Exhibit Number Description
 -------------- -----------
 10.31**        Common Stock Purchase Warrant dated October 8, 1999 by and between BUY.COM and Harpeth Holdings Inc.

 10.32**        Non-Competition Agreement dated October 25, 1999 by and between
                BUY.COM INC., BuyGolf.com, Inc. and Bradford W. Allen.

 10.33+         Letter of Intent dated September 2, 1999 by and between BUY.COM
                INC. and SOFTBANK America, Inc.

 10.34 Common Stock Issuance Agreement dated October 22, 1999 by and between BUY.COM INC. and PGA Tour, Inc.

 10.35* Sponsorship Letter Agreement dated October 22, 1999 by and between BUY.COM INC. and PGA Tour, Inc.

 21.1           Subsidiaries of BUY.COM.

 23.1*          Consent of Brobeck, Phleger & Harrison LLP (Included in Exhibit
                5.1 hereto).

 23.2**         Consent of Arthur Andersen LLP.

 24.1           Power of Attorney (Included on signature pages hereto).

 27.1**         Financial Data Schedule.

- --------
*  To be filed by amendment.

** Previously filed by the Registrant with the Commission.

+ Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been ommitted from this exhibit and filed separately with the Commission.

                                       3